COOPERS
& LYBRAND
Beneficial Life Tower
36 South State Street
Suite 1700
Salt Lake City, UT 84111

July 8, 1996


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.c. 20549

Gentlemen:

We have read the statements made by American Financial Holding, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K/A report for the month of June 1996. We agree with the statements concerning our Firm in such Form 8K/A.

Very truly yours,


/s/ Coopers & Lybrand L.L.P.